Exhibit 3.23

ARTICLES OF ORGANIZATION

OF

DTM SANTA CLARA LLC

An Arizona Limited Liability Company

1. Name. The name of the limited liability company shall be DTM Santa Clara LLC (the “Company”).

2. Known Place of Business. The address of the known place of business of the Company is c/o Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021.

3. Agent for Service of Process. The name and address of the agent for service of process for the Company are: Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021.

4. Management. Management of the Company is reserved to the members.

5. Name and Address of Member. The name and address of the sole member of the Company is DT Management, Inc., an Arizona corporation, 9336 Civic Center Drive, Beverly Hills, California 90210.

DATED: October 22, 2007.

/s/ K. Allen Anderson
Name: K. Allen Anderson Its: Vice President and Assistant Secretary

ARTICLES OF MERGER

OF DTM SANTA CLARA, INC.,

AN ARIZONA CORPORATION (Corporate No. 0155027-7)

INTO

DTM SANTA CLARA LLC,

AN ARIZONA LIMITED LIABILITY COMPANY

Pursuant to Arizona Revised Statutes § 29-754, DTM Santa Clara LLC, an Arizona limited liability company, hereby files the following Articles of Merger:

1. A Plan of Merger relating to the merger (the “Plan of Merger”) is on file at the following place of business of the surviving business entity, and the surviving business entity will provide a copy of the Plan of Merger on request and without cost to any person who holds an interest in a business entity that is a party to the merger: 9336 Civic Center Drive, Beverly Hills, California 90210.

2. Each business entity that is a party to the merger approved the Plan of Merger in the manner provided by law.

3. There are no amendments to the Articles of Organization of the surviving business entity.

4. The future effective date of the Merger is October 24, 2007.

5. The surviving business entity is a business entity organized under the law of the State of Arizona.

In Witness Whereof, K. Allen Anderson, the Vice President and Assistant Secretary of the sole member of DTM Santa Clara LLC has been designated, pursuant to the Plan of Merger, to execute these Articles of Merger on behalf of DTM Santa Clara LLC, and has executed these Articles of Merger as of this October 22, 2007.

DTM SANTA CLARA LLC, an Arizona limited liability company

By:	DT MANAGEMENT, INC., an Arizona corporation, Its Sole Member

	By	/s/ K. Allen Anderson
K. Allen Anderson Its: Vice President and Assistant Secretary

PLAN OF MERGER

Pursuant to Sections 10-1101, et seq. and 29-751, et seq. of the Arizona Revised Statutes (“A.R.S.”), DTM SANTA CLARA, INC., an Arizona corporation (sometimes referred to as the “Corporation”), and DTM SANTA CLARA LLC, an Arizona limited liability company (sometimes referred to as the ‘‘Company”), have adopted and approved this Plan of Merger.

1. The names and jurisdictions of organization of each business entity that plans to merge are as follows:

DTM SANTA CLARA, INC., an Arizona corporation, and

DTM SANTA CLARA LLC, an Arizona limited liability company.

2. The name of the surviving business entity is as follows:

DTM SANTA CLARA LLC, an Arizona limited liability company.

3. The terms and conditions of the proposed merger (the “Merger”) are as follows:

As soon as practicable after the approval and execution of this Plan of Merger, DTM SANTA CLARA LLC shall cause (1) articles of merger relating to the Merger (the “Articles of Merger”) to be filed with the Arizona Corporation Commission in accordance with A.R.S. §29-754. The future effective date of the Merger is October 24, 2007.

4. The manner and basis of converting the obligations, rights or securities of, or interests in DTM SANTA CLARA, INC. into the obligations, rights or securities of, or interests in DTM SANTA CLARA LLC are as follows:

All shares of capital stock of DTM SANTA CLARA, INC. shall be converted into limited liability company interests in DTM SANTA CLARA LLC.

5. K. Allen Anderson, the Vice President and Assistant Secretary of DT Management, Inc., the sole member of the Company, is hereby designated to execute and file the Articles of Merger with the Arizona Corporation Commission, as required by A.R.S. § 29-754.

6. No amendments shall be made to the Articles of Organization of DTM Santa Clara LLC.

7. The street address of the chief executive office of the surviving business entity is 9336 Civic Center Drive, Beverly Hills, California 90210.

In Witness Whereof, the parties hereto have executed this Plan of Merger as of October 22, 2007.

DTM SANTA CLARA, INC., an Arizona corporation

By	/s/ K. Allen Anderson
K. Allen Anderson Its: Vice President and Assistant Secretary

DTM SANTA CLARA LLC, an Arizona limited liability company

By:	DT MANAGEMENT, INC., an Arizona corporation, As Sole Member

	By	/s/ K. Allen Anderson
K. Allen Anderson Its: Vice President and Assistant Secretary

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION OF

DTM SANTA CLARA LLC

1. The name of the limited liability company is DTM SANTA CLARA LLC (the “Company”).

2. The initial Articles of Organization of the Company were filed on October 22, 2007, File No. L-1402946-3.

3. The Articles of Organization of the Company are amended by deleting Paragraph 5 and by adding a new Paragraph 5 to read in its entirety as follows:

“5. Name and Address of Member. The name and address of the sole member of the Company are: DT Management LLC, an Arizona limited liability company, 9336 Civic Center Drive, Beverly Hills, California 90210.

Dated as of October 25, 2007.

SOLE MEMBER: DT MANAGEMENT LLC, an Arizona limited liability company

By:	DOUBLETREE HOTELS LLC, an Arizona limited liability company

	By	/s/ W. Steven Standefer
Name: W. Steven Standefer Its: Senior Vice President